DEAN HELLER
Secretary of State
206 North Carson Street
Carson City, Nevada 89701-4299
(775) 684 5708
Website: secretaryofstate.biz

Articles of Incorporation
(PURSUANT TO NRS 78)

Entity #
E0606882005-5
Document Number:
20050393681-67

Date Filed:
9/12/2005 12:00:56 PM
In the office of
Dean Heller
Dean Heller
Secretary of State

Important: Read attached instructions before completing form.

ABOVE SPACE IS FOR OFFICE USE ONLY

1. ***Name of Corporation:***	ROCKY MOUNTAIN FUDGE COMPANY, INC.
2. ***Resident Agent Name and Street Address:*** *(must be a Nevada address where process may be served)*	R/A's OF AMERICA (Name) 1504 US HWY 395 N #8 - (Street Address), GARDNERVILLE (City), NEVADA, 89410-5273 (Zip Code) PO BOX 2259 (Optional Mailing Address), MINDEN (City), NV (State), 89423-2259 (Zip Code)
3. ***Shares:*** *(number of shares corporation authorized to issue)*	Number of shares with par value: 50,000,000 Par value: $0.001 Number of shares without par value: -0-
4. ***Names & Addresses, of Board of Directors/Trustees:*** *(attach additional page if there is more than 3 directors/trustees)*	1. RONALD MOULTON (Name) PO BOX 2259 (Street Address), MINDEN (City), NV (State), 89423-2259 (Zip Code) 2. VALLERIE MOULTON (Name) PO BOX 2259 (Street Address), MINDEN (City), NV (State), 89423-2259 (Zip Code) 3. NANCY ROWLEY (Name) PO BOX 2259 (Street Address), MINDEN (City), NV (State), 89423-2259 (Zip Code)
5. ***Purpose:*** *(optional-see instructions)*	The purpose of this Corporation shall be: All activities authorized under the laws of the State of Nevada
6. ***Names, Address and Signature of Incorporator:*** *(attach additional page if there is more than 1 incorporator)*	TERRALL W. CHILCOAT (Name) [signature] (Signature) 1504 US HWY 395 N #8 - (Address), GARDNERVILLE (City), NV (State), 89410-5273 (Zip Code)
7. ***Certificate of Acceptance of Appointment of Resident Agent:***	I hereby accept appointment as Resident Agent for the above named corporation. [signature] (Authorized Signature of R.A. or On Behalf of R.A. Company) 10 Sep 2005 06:29 PM (Date)

8. Other Matters : The corporation shall have the power at its first board of directors meeting to fix and determine in a resolution the classes, series and the number of each class or series of stock and the voting powers, designations, preferences, limitations, restrictions and relative rights of each class or series of stock as provided pursuant to NRS 78. The corporation shall also have the power to exercise all legal remedies and protection, optional and provisional, as provided pursuant to NRS 78.